EXHIBIT 10.1

Amendment No. 8

to Credit Agreement

This Amendment No. 8 to Credit Agreement is dated as of August 8, 2016, and is between CTI Industries Corporation, an Illinois corporation (the “Borrower”); CTI Supply, Inc., an Illinois corporation f/k/a CTI Helium, Inc., and a Wholly-Owned Subsidiary of the Borrower, in its capacity as a guarantor (the “Subsidiary Guarantor”); and BMO Harris Bank N.A., a national banking association, successor to Harris N.A. (the “Bank”).

The Borrower and the Bank entered into a Credit Agreement dated as of April 29, 2010 (as amended, modified, or supplemented before the date of this agreement, the “Credit Agreement”), under which the Bank has extended certain credit facilities to the Borrower.

In connection with the Credit Agreement, the Subsidiary Guarantor entered into a Guaranty dated as of April 29, 2010 (the “Subsidiary Guaranty”), under which, among other things, the Subsidiary Guarantor guarantees the prompt and complete payment and performance of the Obligations.

The parties now desire to amend the Credit Agreement in certain respects.

The parties therefore agree as follows:

1.          Definitions. Defined terms used but not defined in this agreement are as defined in the Credit Agreement.

2.          Amendments to Credit Agreement. (a) Section 3.3(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“          (a)          if at any time the sum of the aggregate principal amount of the Revolving Loans and Letters of Credit then outstanding shall be in excess of the Revolving Credit Availability as then determined and computed (including, without limitation, as the result of any reduction in or termination of any portion of the Revolving Credit Commitment), the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Bank as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Revolving Loans until payment in full thereof with any remaining balance to be held by the Bank as collateral security for the Obligations owing with respect to Letters of Credit.”

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(b)          The definition of “Borrowing Base” in section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“          “Borrowing Base” means, as of any time it is to be determined, the sum of: (a) 85% of the then outstanding unpaid amount of Eligible Receivables; plus (b) the lesser of (i) the Borrowing Base Inventory Cap, and (ii) 60% of the value (computed at the lower of market or cost using the first-in/first-out method of inventory valuation applied by the Borrower in accordance with GAAP) of Eligible Inventory; plus (c) the Temporary Overadvance Amount; provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to Section 8.5(a) hereof and, if required by the Bank pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Bank pursuant hereto or pursuant to any such Collateral Document.”

(c)          The definition of “Revolving Credit Commitment” in section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“          “Revolving Credit Commitment” means the following amounts, as applicable, in each case as such amount may be reduced pursuant to the terms of this Agreement: (a) on and after August 8, 2016, through and including February 28, 2017, an amount equal to Fourteen Million and 00/100 Dollars ($14,000,000.00); and (b) at any other time (including on and after March 1, 2017), an amount equal to Twelve Million and 00/100 Dollars ($12,000,000.00).”

(d)          Section 5.1 of the Credit Agreement is hereby further amended by inserting the following new definition in the appropriate alphabetical order:

“            “Borrowing Base Inventory Cap” means the following amounts, as applicable:

(1)	from and including the date that the Borrower furnishes to the Bank a Borrowing Base certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of July 2016 pursuant to Section 8.5(a) and continuing until the earlier of September 15, 2016 (inclusive), and the date that the Borrower furnishes to the Bank a Borrowing Base certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of August 2016 pursuant to Section 8.5(a), $9,000,000;

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(2)	from and including the date that the Borrower furnishes to the Bank a Borrowing Base certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of August 2016 pursuant to Section 8.5(a) and continuing until the earlier of October 15, 2016 (inclusive), and the date that the Borrower furnishes to the Bank a Borrowing Base certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of September 2016 pursuant to Section 8.5(a), $9,000,000;

(3)	from and including the date that the Borrower furnishes to the Bank a Borrowing Base certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of September 2016 pursuant to Section 8.5(a) and continuing until the earlier of November 15, 2016 (inclusive), and the date that the Borrower furnishes to the Bank a Borrowing Base certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of October 2016 pursuant to Section 8.5(a), $9,000,000;

(4)	from and including the date that the Borrower furnishes to the Bank a Borrowing Base certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of October 2016 pursuant to Section 8.5(a) and continuing until the earlier of December 15, 2016 (inclusive), and the date that the Borrower furnishes to the Bank a Borrowing Base certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of November 2016 pursuant to Section 8.5(a), $9,000,000; and

(5)	at any other time, $6,500,000.”

(e)          Section 8.23 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 8.23       Financial Covenants.

(a)          Senior Leverage Ratio. As of the last day of each fiscal quarter of the Borrower (commencing June 30, 2016), the Borrower shall not permit the Senior Leverage Ratio for the four fiscal quarters of the Borrower then ended to be more than the amount set forth below for such fiscal quarter:

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Fiscal Quarter Ending	Level
June 30, 2016	3.00 to 1.00
September 30, 2016, and December 31, 2016	3.50 to 1.00
March 31, 2017	3.25 to 1.00
June 30, 2017, and each fiscal quarter thereafter	3.00 to 1.00

(b)          Total Leverage Ratio. As of the last day of each fiscal quarter of the Borrower (commencing June 30, 2016), the Borrower shall not permit the Total Leverage Ratio for the four fiscal quarters of the Borrower then ended to be more than the amount set forth below for such fiscal quarter:

Fiscal Quarter Ending	Level
June 30, 2016	4.25 to 1.00
September 30, 2016	4.75 to 1.00
December 31, 2016	4.50 to 1.00
March 31, 2017, and each fiscal quarter thereafter	4.25 to 1.00

(c)          Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending June 30, 2016), the Borrower shall not permit the Fixed Charge Coverage Ratio for the four fiscal quarters of the Borrower then ended to be less than 1.15 to 1.00.

(d)          Capital Expenditures. Subject to the other terms of this Section 8.23(d), the Borrower shall not, and shall not permit any of its Subsidiaries to, make or commit to make, directly or indirectly, any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries would exceed $1,100,000 in the fiscal year of the Borrower ending on December 31, 2016, or in any subsequent fiscal year of the Borrower.”

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(f)          Exhibit F to the Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit F to this agreement.

3.           Reaffirmation of Subsidiary Guaranty. The Subsidiary Guarantor hereby expressly does each of the following:

(1)	consents to the execution by the Borrower and the Bank of this agreement;

(2)	acknowledges that the “Indebtedness” (as defined in the Subsidiary Guaranty) includes all of the “Obligations” under and as defined in the Credit Agreement, as amended from time to time (including as amended by this agreement);

(3)	acknowledges that the Subsidiary Guarantor does not have any set-off, defense, or counterclaim to the payment or performance of any of the obligations of the Borrower under the Credit Agreement or the Subsidiary Guarantor under the Subsidiary Guaranty;

(4)	reaffirms, assumes, and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms, and conditions contained in the Subsidiary Guaranty;

(5)	agrees that all such obligations and liabilities under the Subsidiary Guaranty continue in full force and that the execution and delivery of this agreement to, and its acceptance by, the Bank will not in any manner whatsoever do any of the following:

(A)	impair or affect the liability of the Subsidiary Guarantor to the Bank under the Subsidiary Guaranty;

(B)	prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of the Bank at law, in equity, or by statute against the Subsidiary Guarantor pursuant to the Subsidiary Guaranty; or

(C)	release or discharge, or be construed to release or discharge, any of the obligations and liabilities owing to the Bank by the Subsidiary Guarantor under the Subsidiary Guaranty; and

(6)	represents and warrants that each of the representations and warranties made by the Subsidiary Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date of this agreement.

4.           Representations and Warranties. To induce the Bank to enter into this agreement, the Borrower hereby represents to the Bank as follows:

(1)	that the Borrower is duly authorized to execute and deliver this agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this agreement, and to perform its obligations under the Credit Agreement, as amended by this agreement;

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(2)	that the execution and delivery of this agreement and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this agreement, do not and will not conflict with any provision of law or of the articles of organization or operating agreement of the Borrower or of any agreement binding upon the Borrower;

(3)	that the Credit Agreement, as amended by this agreement, is a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability might be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)	that the representation and warranties set forth in section 6 of the Credit Agreement, as amended by this agreement, are true and correct with the same effect as if those representations and warranties had been made on the date hereof, except that all references to the financial statements mean the financial statements most recently delivered to the Bank and except for changes specifically permitted under the Credit Agreement, as amended by this agreement;

(5)	that the Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this agreement, including the covenants stated in section 8 of the Credit Agreement; and

(6)	that as of the date of this agreement no Default and no Event of Default under section 10 of the Credit Agreement, as amended by this agreement, has occurred or is continuing.

5.          Conditions. The effectiveness of this agreement is subject to satisfaction of the following conditions:

(1)	that the Bank has received the following:

(A)	a copy of this agreement, duly executed by the parties;

(B)	a Replacement Revolving Note in the form of Exhibit D attached to this agreement, duly executed by the Borrower;

(C)	a copy of an amendment to the BMO Mezzanine NWPA and each of the other documents required to be delivered in accordance with that amendment, each in form and substance satisfactory to the Bank and duly executed by all applicable Persons; and

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(D)	a consent under the subordination and intercreditor agreement in respect of the BMO Mezzanine Debt, in form and substance satisfactory to the Bank, duly executed by all applicable Persons; and

(E)	all other documents, certificates, resolutions, and opinions of counsel as the Bank requests; and

(2)	that all legal matters incident to the execution and delivery of this agreement are satisfactory to the Bank and its counsel.

6.          General. (a) This agreement and the rights and duties of the parties hereto are governed by, and are to be construed in accordance with, the internal laws of State of Illinois without regard to principles of conflicts of laws. Wherever possible each provision of the Credit Agreement and this agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this agreement is prohibited by or invalid under any such law, that provision will be deemed ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of the Credit Agreement and this agreement.

(b)          This agreement is a Loan Document.

(c)          This agreement binds each party and their respective successors and assigns, and this agreement inures to the benefit of each party and the successors and assigns of the Bank.

(d)          Except as specifically modified or amended by the terms of this agreement, the terms and provisions of the Credit Agreement, the Subsidiary Guaranty, and the other Loan Documents are incorporated by reference herein and in all respects continue in full force and effect. The Borrower, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions contained in the Credit Agreement and the other Loan Documents to which it is a party.

(e)          Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, are deemed to refer to the Credit Agreement, as amended by this agreement.

(f)          The Borrower shall pay all costs and expenses in connection with the preparation of this agreement and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who are employees of the Bank or any affiliate or parent of the Bank. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees, and other costs and expenses in connection with the execution and delivery of this agreement and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

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(g)          The Borrower hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against the Bank arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement. The Borrower hereby further covenants and agrees not to sue the Bank or assert any claims, defenses, demands, actions, or liabilities against the Bank arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement.

(h)          The parties may sign this agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. Receipt of an executed signature page to this agreement by facsimile or other electronic transmission will constitute effective delivery of that executed signature page. Electronic records of executed Loan Documents (including this agreement) maintained by the Bank will be deemed to be originals.

[Signature pages follow]

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The parties are signing this Amendment No. 8 to Credit Agreement as of the date stated in the introductory clause.

CTI Industries Corporation

By:	/s/ Stephen M. Merrick
Name:	Stephen M. Merrick
Title:	President

CTI Supply, Inc.
(f/k/a CTI Helium, Inc.)

By:	/s/ Stephen M. Merrick
Name:	Stephen M. Merrick
Title:	President

BMO Harris BANK N.A.

By:	/s/ Lauren M. Buysse
Name:	Lauren M. Buysse
Title:	Vice President

Signature page to Amendment No. 8 to Credit Agreement

Exhibit D

Form of Replacement Revolving Note

See attached.

Exhibit F

Borrowing Base Certificate

To:         BMO Harris Bank N.A.

Pursuant to the terms of the Credit Agreement dated as of April 29, 2010, between CTI Industries Corporation, an Illinois corporation, and you (as amended, modified, or supplemented from time to time, the “Credit Agreement”), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this certificate is true, correct and complete as of the date of this certificate.

I.	Borrowing Base, Revolving Credit Commitment, and Revolving Credit Availability

A.	Accounts in Borrowing Base

1.	Gross Accounts

2.	Less

(a) Owed by an account debtor who is not located within the U.S.)

(b) Owed by an account debtor who is a Subsidiary, Affiliate, shareholder, director, officer, or employee

(c) Owed by an account debtor who is in an insolvency or reorganization proceeding

(d) Unpaid more than ninety (90) days after the original invoice date

(e) Ineligible because of 25% taint factor

(f) Otherwise ineligible

Total Deductions (sum of lines I.A.2(a) through I.A.2(f))

3.	Eligible Accounts (line I.A.1 minus I.A.2)

4.	Accounts in Borrowing Base (line I.A.3 x 0.85)

B.           Inventory in Borrowing Base

1.	Gross inventory of Finished Goods and Raw Materials

2.	Less

(a) Finished Goods and Raw Materials not located at approved locations

(b) Obsolete, slow moving, or not merchantable

(c) Otherwise ineligible

Total Deductions (sum of lines I.B.2(a) through I.B.2(c))

3.	Eligible Inventory (line I.B.1 minus line I.B.2)

4.	Eligible Inventory included in Borrowing Base determination (line I.B.3 x 0.60)

C.           Inventory in Borrowing Base

1.	Inventory Cap

2.	Eligible Inventory Line I.B.4

3.	Eligible Inventory in Borrowing Base (Lesser of lines I.C.1 and I.C.2)

D.           Temporary Overadvance Amount; Reserves (Borrowing Base)

1.	Temporary Overadvance Amount

2.	Reserves imposed on Borrowing Base in respect of Credit Product Obligations

3.	Other reserves imposed on Borrowing Base

4.	Total reserves imposed on Borrowing Base (sum of lines I.D.2 and I.D.3)

E.           Total Borrowing Base

(sum of lines I.A.4, I.C.3, and I.D.1, minus line I.D.4)

F.           Revolving Credit Advances

1.	Revolving Loans

2.	Letters of Credit

3.	Total Revolving Credit Outstanding (line I.F.1 plus line I.F.2)

G.           Revolving Credit Commitment and Related Reserves

1.	Revolving Credit Commitment

2.	Reserves imposed on Revolving Credit Commitment in respect of Credit Product Obligations

3.	Other reserves imposed on Revolving Credit Commitment

4.	Total reserves imposed on Revolving Credit Commitment (sum of lines I.G.2 and I.G.3)

5.	Revolving Credit Commitment, less reserves (line I.G.1 minus I.G.4)

H.           Revolving Credit Availability

(Lesser of lines I.E and I.G.5, minus line I.F.3)

II.          Accounts Receivable Aging

General Ledger Activity	Accounts Receivable Aging

A/R at__________	$___________	Current

Add ___________ Sales	$___________	30-60 Days

Less ___________Cash	(____________)	60-90 Days

Less _____________Cm’s	(____________)	Over 90 Days

A/R at ______________	$	Total	$

III.         Accounts Payable Aging

Current

30-60 Days

60-90 Days

Total

Withholding taxes have been paid through _______________________(date)

Dated as of this ____ day of __________________, ____.

CTI Industries Corporation

By:
Name:
Title: